Exhibit 10.[__]

[Translated from Chinese to English]

Loan Agreement (medium / long term)

Borrower:  Armet (Lianyungang) Renewable Resources Co., Ltd.

Business License Number: 320700400007412

Legal Representative: Kexuan Yao

Address: Lianyungang Development Zone                                                                           Zip code: 222047

Bank financial institutions and account number: Bank of China, Lianyungang Development Zone Branch43245108093001

Phone: 0518-2239258                                            Fax: 0518-82239257

Lender: Bank of China Ltd., Lianyungang Economic and Technological Development Zone Branch

Legal representative: Tao Pang

Address: 15 Kunlun Shan Road, Lianyungang Economic and Technological Development Zone, Jiangsu.    Zip Code: 222047

Phone: 0518 -85319767                                                      Fax: 0518-85319868

After consultation, the Borrower and the Lender reached an agreement regarding the Lender lending medium / long term RMB loan to the Borrower, and thus established this contract.

Article 1                      Loan Amount

Loan amount:  RMB 70,000,000

At the time when actual withdraw of the loan is made by the Borrower, if due to the fluctuation of the exchange rate, after conversion base on the exchange rate of the date of withdraw,  if the remaining credit balance under above Line of Credit Agreement is more than the amount agreed in the agreement, the Lender has the right to terminate the agreement or decline the Borrower’s withdraw request; If the remaining credit balance is less than the loan amount under this agreement,  the Lender has the right to adjust and reduce the loan amount under this agreement, and set up the loan amount according to the remaining credit balance. (This is an optional term, the management procedure for the limitation of credits of each industry will decide whether it’s applicable, if not applicable, please delete.)

Article 2                      Term

The term of the loan: 36 month. Count from the actual withdraw date, if it is withdrawn with multiple payments, then count from the first actual withdraw date.

The Borrower shall withdraw strictly base on the withdraw schedule, if the actual withdraw date is later than the agreed date, the Borrower shall still pay back the loan base on the agreed date in this agreement.

Article 3                      Purpose of the Loan

The purpose of the loan: the construction on the first phase (1 million ton project) of a metal recycling construction that has 2million ton annual production capacity.

Without the Lender’s approval in writing, the Borrower can not change the purpose of the loan, including but not limited to using the loan on investing stock and other type of securities, the loan may not use for any projects that are forbidden by any law, regulatory, government policy or projects that are not approved by the proper legal authorities, as well as any projects or usage that are forbidden to use bank loan on.

Article 4                      Loan Interest Calculation and Settlement

 1. Loan Interest

The loan interest is the (2) of the following:

(1) Fixed interest: annual interest _x_%, the interest rate does not change during this Agreement term.

(2) Floating rate, the floating period is 12month.

From the actual withdraw date ( if it is several withdraws, then from the first actual withdraw date), the interest will be reset once every 12 month. The interest reset date is the corresponding day of the actual withdraw date. If there is not a corresponding day in the current month, the last day of the month will be the interest reset date.

A. the initial interest rate of every withdraw will be the withdrawn day’s three-year benchmark lending rate promulgated by the People’s Bank of China with a 5% increase.

B. After each floating period, the interest rate will be the interest reset day’s three-year benchmark lending rate promulgated by the People’s Bank of China with a 5% increase, as the interest rate for the next floating period.

2.  Interest Calculation

The interest is calculated from the actual withdraw date, base on the actual withdraw amount and the days of loan outstanding

Interest calculation formula:  interest = capital X actual days X daily interest rate

The daily interest rate is calculated base on 360 days per year,

Calculation formula: daily interest rate = annual interest rate / 360

3. Interest Settlement Method

The Borrower will settle interest payment with clause (1) of the following:

(1) Settle interest on quarter basis, the 20th of the last month in each quarter as interest settlement date, and the 21st is the due date of interest payment.

(2) Settle interest on monthly basis, the 20th of each month is the settlement date, and the due date is the 21st.

If the last payment date of loan capital is not the interest payment date, then the last payment date of the loan capital will be regard as the interest payment date, the Borrower shall pay off any unpaid interest.

4. Penalty

(1) If the Borrower does not pay back the loan according to the agreed schedule, the interest of the overdue payment will be calculated with a penalty interest rate starting from the day of late payment, until both the capital and interest have been paid.

The penalty interest rate will be 40% in addition to the loan interest rate in Article 1.

(2) If the Borrower does not use the loan for the agreed on purpose, the interest of the misappropriated part of the loan will be calculated at the penalty interest rate, until both the capital and interest have been paid.

The misappropriated interest rate will be 70% extra on top of the loan interest rate in Article 1.

(3) As for amount that is both overdue and misappropriated, the interest will be calculated based on the penalty interest rate for misappropriation.

(4) For the interest that was not paid on time, interest settlement method shall be based on paragraph 3 of this Article, during the term of the loan, the compounding interest shall be based on paragraph 1 of this Article, and the compounding interest of the overdue loan shall be calculated with the penalty interest rate.

(5) Collecting penalty interest and compound interest, adjustments will be base on the agreed loan interest rate from this agreement, calculate penalty interest and compound interest separately from the date that the adjustment has been made.

Article 5  Withdraw Conditions. The Borrower should fulfill the below prerequisites before making withdraw:

1. This contract and its supplements are in effect.

2. The Borrower has, at the request of the Lender, provided guarantee, the guarantee contract has been in effect, with completed all legal reviews, registration and/or procedure to put into record.

3. The Borrower has provided and established with the Lender, all Borrower documentations, receipts, stamps, personals list, and signature samples related to this contract, and fill out any related forms.

4. The Borrower has, at the request of the Lender, open the account required in order to fulfill this Agreement, as instructed in this Agreement.

5. 15 banking days before withdraw, provide to the Lender a written application of withdraw and documentations proving the purpose of the loan, and proceed with any related procedures.

6. The Borrower has provided to the Lender all the board of director (or other department) meeting minuets and authorizations signed in agreement to perform to this contract; (This is optional, please confirm, before signing of this contract, regarding this contract, whether the Borrower has received the approval and authorization.)

7. Other legal requirements, or terms agreed by both parties regarding withdraw of funds: __N/A__.  If the terms are not fulfill, the Lender has the rights to refuse the withdraw application of the Borrower, with the exception of the consent of the Lender.

Article 6. Time and Method of Withdrawals

1. The Borrower is the follow the withdraw time and method stated in (2):

(1) One time withdraw of full amount made at YYYY/MM/DD

(2) Complete withdraw of full amount within 180 days as of 2009-09-02

(3) Multiple withdraws following the below schedule.

Time of withdraw	Withdraw amount
N/A	N/A
N/A	N/A
N/A	N/A

2. The Lender has the rights to refused the withdraw application for any residual amount not withdraw by the above stated time.

If the Lender agrees to release the funds, the Lender has the rights to receive a compensation of .05% of the residual amount, if the Lender refused the withdraw application, the Lender has the rights to receive a compensation of .05% of the residual amount.

Article 7 Repayment of Loan

1. Other than if the parties had made additional agreements, the Borrower should make repayments to the loan under this contract according to (2) of the below payment schedules.

(1) At the expiration of the loan, return the full amount of this loan.

(2) Make multiple payments as accordance to the below schedule:

Time of Payment	Payment amount
2010-05-25	15000000.00
2011-08-25	30000000.00
2012-08-25	25000000.00

If the Borrower needs to make changes to the above payment schedule, the Borrower must send written application to the Lender 15 banking days prior to the payment date, a change in the payment schedule requires written consent of both parties.

2. Unless both parties have other arrangements, when the Borrower defaults on his interest as well as principle, the Lender has the right to decide on to the order of payments of principle and interest.  Under the situation where the Borrower has multiple debt repayments schedules, the Lender has the right to decide which payment the Borrower should pay first.

3. Unless both parties have other arrangements, the Borrower can repay ahead of schedule.  However, the Borrower needs to provide written notification to the Lender 15 bank business days prior.  The repayment is applied to the last scheduled payment first.

The Lender has the right to charge 5% fee on the prepayment amount as early prepayment compensation.

 4. Borrower follows the following type of repayment arrangement:

1.  Borrower has to establish a banking account and put in such account the amount of scheduled interest 15 banking days prior to the payment date.  The Lender has the right to automatically take the scheduled payment out of this account on the due date.

Repayment account name: Armet (Lianyungang) Renewable Resources Co., Ltd..

Account #: 43245108093001

2. Both parties decide to have other repayment arrangements: ___x______

Article 8 Guarantee (note: fill in where it applies and ignore the others)

1.	The arrangements of the guarantee for the liability under this contract are:

__This contract belongs to the guarantor ___x___ and the Lender signed number is__x___{the highest value guarantee contract}/__{the highest value collateral contract}/ ___{the highest value pledge contract}

__ This contract belongs to the guarantor ___x___ and the Lender signed number is__x___{the highest value guarantee contract}/__{the highest value collateral contract}/ ___{the highest value pledge contract}  In addition, provide____x____guarantee , and sign guarantee contract accordingly.

__Henan Caoyang Steel Ltd.Co. to provide unlimited joint responsibility guarantee and sign the 2009 LianZhong Bank’s KaiBao Zi 21-1’s Guarantee contract.

__ Henan Armco & Metawise Trading Co., Ltd. to provide unlimited joint responsibility guarantee and sign the 2009 LianZhong bank’s KaiBao Zi 21-2’s Guarantee contract.

__YaoKeXuan to provide unlimited joint responsibility guarantee and sign the 2009 LianZhong Bank’s KaiBaoZi 21-3’s Guarantee contract.

__ ZhuLi to provide unlimited joint responsibility guarantee and sign the 2009 LianZhong Bank’s KaiBaoZi 21-4’s Guarantee contract.

__Armet (Lianyungang) Renewable Resources Co., Ltd. to provide collateral guarantee and sign the 2009 LianZhong Bank’s kaiBaoZi 21-5’s Guarantee contract.

__other guarantee arrangements

2.
If the Borrower or the guarantor are involved in situations that could compromise their ability to perform under the contract terms, or if the guarantee contract becomes invalid,  canceled, or the Borrower/ guarantor’s financial conditions deteriorate or are involve in law suits, or any other conditions that can compromise their ability to performs the terms of the contracts, or if the guarantor and the Borrower defaults on other contracts, or that the collateral depreciates in value, is destroyed, or seized, causing the collateral’s value to deteriorate,  then the Lender has the right to request the Borrower provide additional guarantors/collaterals.

Article 9 Insurance

The Borrower has to buy insurance on the equipment, construction, transportation and other business related functions during the time that the business is in operation from an insurance company that the Lender approves.  The terms should be based on Lender’s requirement and the insured amount should not be less than the borrowed amount.

The Borrower should submit the original insurance agreement to the Lender within 5 days after this contract takes effect.  Unless the interest, principal, and fees under this contract have been fully paid off, the Borrower cannot stop the insurance.  If the Borrower terminates the insurance, then the Lender has the right to buy insurance and have the Borrower pay for the fees.  The Borrower will be responsible for any losses caused to the Lender during the period without insurance.

The Borrower has to submit written notification to the Lender within 3 days of filing a claim with the insurance company.  Losses or fees caused by not submitting a claim or not notifying the Lender in time will be the responsibility of the Borrower.

Article 10 Declaration and Commitment

1.	Borrower’s declaration is as follows:

1.	Borrower will follow the rules and regulations to execute the signed terms and conditions to the best of their ability

2.
The signed contract represents Borrower’s true intention to borrow and the willingness to repay under the terms.  The Borrower has or will obtain the necessary authorizations and registrations for the contract.

3.	The supporting documents provided to the Lender including financial reports, business agreements, licenses, etc. are all real, complete, accurate, and valid.

4.	Borrower’s statements to the Lender on the business transactions and activities are real, and legal. Borrower is not engaged in money laundering or any other illegal activities.

5.	Borrower did not lie or hide adverse material events that may cause the inability to perform under this Agreement

6.	Borrower’s other declaration: __________

2.	Borrower’s commitment is as follows:

1.	Based on Lender’s requirement, will provide financial reports (including but not limited to monthly, quarterly, and annual reports) and other related reports in a timely fashion.

2.	If the Borrower have or will sign with the guarantor of this contract a counter-guarantee or related agreements, such agreement will not harm the Lender’s interests under this contract.

3.	Will allow Lender to inspect and monitor credit and will provide support and coordination.

4.
If there are situations that will cause the inability for Borrower as well as the guarantor to unable to perform the terms of this contract, including but not limited to spin offs, mergers, joint ventures, reorganizations, reforms, going public, etc. that will cause the reduction in registered capital, asset or stock transfer, increased liability, or new debt on the collateral, mortgage be confiscated, dissolved, repealed, or bankrupted, etc. or involved in the case of the law suit, or business trouble and financial difficulty, or Borrower broke this Agreement in other case, the Borrower should inform the Lender in time.

If any actions the Borrower takes would be harmful to his capability of payment, the Borrower must receive agreement from the Lender:

(5)  The payment of the loan from the Borrower to the Lender should have higher priority than payment to its shareholder loans, but not against similar loans from other creditors. :

(6) In the case that the annual net profit after tax is zero or negative, or net profit after tax is not enough to cover the accumulated lost of the previous years, or profit before tax was not used to cover the principal, interest and cost he should pay back, or profit before tax is not enough to cover the principal, interest and cost of the next term, the Borrower should not distribute any share interest, dividend in any way.

(7) The Borrower should not dispose the property in any way to lower his capability of paying back, and promise that the total amount to be vouched for others cannot exceed the 0.5 times of the its net assets, and the total amount and single value be vouched for others cannot be more than the allowed limit by the company rule.

(8)  The Borrower should promise:  when the permanent assets built in “ first phase (1 million ton project) of a metal recycling construction that has 2million ton annual production capacity” and the main facility can be used as mortgage, should be guaranteed to the Lender as additional collateral in time, and promise not to guaranty to the third party before the equipment is guaranteed to the Lender as mortgage.

(9) The Borrower should promise:  before the remaining registered funds are made available, the loan withdrawn will not exceed $40000000.

(10) The other items the Borrower should promised: __________________________

Article 11. The internal disclosure of the relevant transaction in the Borrower’s group (optional, may delete if not applicable)

The Borrower is classified as the group client according to the < Risk management guide of authorized trust by commercial bank group >.  The Borrower should report the relevant transaction, transaction relating to more than 10% of the net assets, to the Lender in time. Include the various relevant relationships, transaction items and transaction nature, transaction monetary value or relevant percentage, price policy (include nonmonetary transaction or symbolic value transaction).

The Lender has the right to stop paying the unused loan to the Borrower, and ask back all or part of the loan interest under the following cases: false contract with the relevant party, using falsified documentations or certifications as bases or collaterals to receive cash or credit from the bank.  In the case of the important merger, purchasing, recombining, when the Lender think it may possibly affect the loan security. Intent to escape the bank claims through relevant transactions. The other cases provided by Article 18.

Article 12.  Violation of agreement and measures to take

One of the followings is constituted or taken as the violation of an agreement by the Borrower under this Agreement:

1.	The Borrower does not fulfill the obligation of the payment and settlement according to the provision of this Agreement.

2.	The Borrower does not use the acquired money to the provided purpose according to the provision of this Agreement.

3.	The statements the Borrower signed in this Agreement is not true, or Borrower does not keep the promise made in this Agreement.

4.
In the situation provided in paragraph 0.2.4 of this Agreement, the Lender think it possibly affect the financial situation or the capability to fulfill the obligation of the Borrower or guarantor, and the Borrower does not provide the new guaranty, change the guarantor according to the current contract.

5.	The Borrower violates the other agreements according to the provisions and obligations of the current contract.

6.	The Borrower violates the agreements in other provisions of this Agreement with the Lender or other constitutions of the Chinese bank limited.

7.	The guarantor violates the agreements of the guaranty contract, or violates the agreements in other provisions of this Agreement with the Lender or other constitutions of the Chinese bank limited.

8.	The Borrower closes the business or the dissolution, revocation or bankrupt.

9.	The progress of the project is serious delayed, or the cost of the project exceeds the budget proportion approved by the Lender.

10.	The quality of the project is not satisfied the national standard or the business standard (optional)

11.	During the credit period authorized by the Lender, the Borrower lends the funds to relevant business.

When the violations mentioned above happen, the Lender has the right to take the following measures separately or simultaneously according to the specific situation.

1.	Request the Borrower or the guarantor to correct their violation in certain given time.

2.	Totally or partly decrease, suspend or terminate the amount of credit line to the Borrower,

3.
Totally or partly decrease, suspend or terminate the withdrawing or other application from the Borrower under the provision of current contract or other contract between the Borrower and the Lender. Totally or partly suspend or terminate the further release and process of the unreleased loan and the unprocessed trading finance.

4.
Declare that all or part of the outstanding loans / principal and interest from the trading financing and other payables under the other contract between the Borrower and the Lender is due immediately.

5.	Terminate or cancel the current contract, totally or partly terminate or cancel the other contracts between the Borrower and the Lender.

6.	Require the Borrower to compensate the loss absorbed by the Lender due to the violation of the agreement.

7.
Retain the money balance from the Borrower’s account opened in the Lender or other constitutions of the Chinese bank limited to make the settlement of the total or partial of the debt that the Borrower owes to the Lender under the current contract. Take the outstanding debt as the due debt. If the currency of the account is different from the Lender’s account currency, conversion should be made according to the market rate applicable to the Lender when settling the account. The notification can be made either before or after the above action is taken.

8.	Perform security interests

9.	Require the guarantor to take the guaranty responsibility.

10.	Any other measures the Lender thinks it is necessary and possible to take.

Article 13.  Rights reserved

If one party does not perform part or all of the rights under the provision of the current contract, or does not require another party to perform, take part or total of the obligations, responsibilities. It will not mean that the party gives up the rights or waive the obligations and the responsibilities.

Any tolerance, extension or delay that one party allows another party to exercise the rights under the provision of the current contract, will not affect any entitled rights under the current contract,  the law and rule, neither take it as giving up of the rights.

Article 14.  Change, modification and termination

The contract is may be take change or modification in written under the negotiation and agreement of both sides, any change or modification will become the Indivisible, component part of this Agreement.

The invalidity of any clauses shall not impair the legal force of other clauses of this Agreement unless they are amended as required by laws or agreed by parties involved.

Article 15 Applied Laws and Disputes Resolve

This contract is subject to the laws of People’s Republic of China.

After this Agreement takes effect, any disputes during and/or related to the execution of this Agreement shall be resolved through negotiation. If negotiation can’t resolve the issues, either party can file complaint to the court in the residence of the Lender or other subsidiaries controlled by Bank of China that exercises right in accordance with this contract.

Under the circumstance that the dispute does not impact the execution of other clauses, the parties shall continue the execution of other clauses.

Article 16 Expenses

Except the items specifically indicated by the parties involved, the Borrower shall pay the expenses (including but not limited to legal fees) occurred during the signing and execution of this contract and disputes resolve.

Article 17 Attachment

The following and other potential attachments approved by both parties are integral parts of this contract and have the same legal force:

1.	Withdrawal Form (Format)
2.	Receipt of Loan.

Article 18 Others

1.	Without written consent from the Lender, the Borrower shall not transfer any rights or obligations under this contract to third parties.
2.
If business needs occur, the Borrower agrees the Lender to entrust other institutions under   Bank of China with rights and obligations stipulated in this contrast or transfer the loan to other institutions under Bank of China. Under these circumstances, the institutions of Bank of China have the right to file complaint, arbitration, or request for compulsory enforcement on any disputes related to this contract.

3.	If not conflicting with other clauses, this Agreement has legal bindings on both parties and their perspective heirs and assignees.
4.
Except for the circumstances specified additionally, both parties shall designate the residence address in this contract as the mailing/contact address, and ensure to update the counterpart promptly if the address has changed.

5.
The transactions under this contract serve independent interests of each party. In accordance with laws and regulations, the related parties of Lender shall not impair the fairness of the transactions by taking advantage of their relationships with Lender.

6.	The headings and business terms in this contract are used for representation purpose, having no explanatory force to the nature of the clauses and mutual rights and obligations of parties involved.

Article 19 Effect

This contract shall take effect upon signatures with official seal by the authorized representatives of Lender and Borrower.

There are seven original copies, one for the Lender, one for the Borrower, and five for warrantors. Each copy has the same legal force.

Borrower: Armet (Lianyungang) Renewable Resources Co., Ltd.

Authorized Representative: /s/ Kexuan Yao (with company seal)

Date: 9-4-2009

Lender: Bank of China

                  Lianyungang Sub-branch in Economic Technology Development Zone

Authorized Representative /s/ (signed with sub-branch seal)

Date: 9-4-2009